Exhibit 99.1

Certification Required by 18 U.S.C. Sec. 1350
(Section 906 of the Sarbanes – Oxley Act of 2002)

In connection with the filing by Five Star Quality Care, Inc. (the “Company”) of the Quarterly Report on Form 10-Q for the period ending March 31, 2003 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Evrett W. Benton
Evrett W. Benton
President and Chief Executive Officer

/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Five Star Quality Care, Inc., and will be retained by Five Star Quality Care, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.